EXHIBIT 10.k

                             (Name)
                     INDEMNIFICATION CONTRACT

  The ability to attract and retain the services of highly qualified people as directors and officers is essential to the continued success of Westvaco. To encourage you to serve in your capacity as an officer or director, the corporation seeks to assure you of the most complete indemnification permitted by law for any expense or liability which you may incur because of your service for Westvaco.

  In furtherance of this assurance the bylaws of the corporation require indemnification of directors and officers to the fullest extent permitted by Delaware law, a similar provision has been adopted in its certificate of incorporation and the corporation also maintains directors and officers liability insurance. The bylaw provision, however, and perhaps the charter provision, could be changed as a result of a change in the composition of the Board of Directors or in the event of a change in corporate control, and the availability and coverage of such directors and officers liability insurance has become from time to time uncertain.

  Delaware law provides that the indemnification provided by that law is not exclusive of other rights to indemnification which directors and officers may receive and many leading companies have taken additional protective measures to insure that their directors and officers are indemnified to the fullest extent permitted by law. Since we believe that retaining your service to Westvaco requires the greatest protection possible consistent with good corporate practices, our Board has determined it to be fair and in the best interests of the corporation to authorize a contract with you with respect to indemnification. Accordingly, as a material inducement to your continued service to the corporation as a director or officer, it is agreed as follows:

  1. The corporation shall indemnify you if, by reason of, or arising in whole or in part out of, the fact that you are or have been a director or officer of the corporation, or at the request of the corporation, express or implied, are or were serving as a director, officer, employee, agent or fiduciary of any other company, association, partnership, joint venture, trust, employee benefit plan or other entity, any of the following shall occur:

                 (a) you are made or threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative, and including any action by or in the right of the corporation, unless you are a party plaintiff suing on your own behalf;

                 (b)  you are made subject to any inquiry or
                      investigation, including special litigation committee investigations; or

                 (c) you are caused to attend as a witness in any matter, whether voluntarily or involuntarily.


         Such indemnification shall cover and be against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys' fees, incurred as a result of such action, proceeding or matter, or any appeal therein, to the fullest extent permitted by law, and shall be paid as soon as practicable but, in any case, no later than thirty (30) days after demand.

  2. Expenses incurred by you or on your behalf in connection with any such action or proceeding shall be paid by the corporation in advance of the final disposition of such action or proceeding, as soon as practicable, but, in any case, no later than thirty (30) days after demand.

  3. The indemnification provided by this contract shall not be exclusive of any right to which you may be entitled by law or pursuant to the corporation's bylaws, certificate of incorporation, any policy of insurance, any other contract or otherwise. These rights to indemnification shall be cumulative, and no failure or delay in exercising any such right shall operate as a waiver of it nor shall any single or partial exercise of it preclude its other or further exercise or the exercise of any other right.

  4. While your rights are independent of, and not affected by, any bylaw, charter provision or policies of insurance maintained by the corporation, indemnification payments pursuant to this contract shall be reduced by amounts actually received by you with respect to the same item by virtue of such insurance.

  5. In the event that you institute any legal action to obtain or enforce, or are required to defend the validity or enforceability of, any right to benefit provided by this contract, the corporation will regardless of the outcome of such action, pay for all actual legal fees and expenses incurred by you, as soon as practicable, but, in any case, no later than thirty
         (30) days after demand.

  6. In any matter covered by this contract, a presumption shall exist that you are entitled to indemnification, and the burden of proof shall be upon the party seeking to deny indemnification to you.

  7. For so long as you serve as a director or officer, this contract may not be terminated or amended by the corporation without your written consent, may not be delegated as to duty nor assigned by the corporation and shall be binding on any successor to the corporation, whether by consolidation, merger, acquisition of all or substantially all of the corporation's assets or otherwise. In any case, in so far as legally permissible, neither your ceasing to act as a director or officer, nor the termination of this contract, nor a subsequent change in the law, shall affect any rights you may have under this contract with respect to your service while such contract was in effect.

  8. In all matters covered by this contract, your estate, heirs and distributees, and any of them, shall stand in your stead and be entitled to indemnification in the same manner and to the same extent as you would be where they or any of them may be liable on account of your activities contemplated by this contract.

  9. This contract shall be governed by the law of the State of Delaware.

  Please indicate your acceptance of and agreement with the provisions of this contract of indemnification by executing and returning the enclosed counterpart. The first copy is for your records.


                                                     Sincerely,

                                 WESTVACO CORPORATION


                                                     By

  Accepted and Agreed to this
        day of         , 1996.